UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2007

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 3, 2008, Huntington Bancshares Incorporated (Huntington) announced the restructuring of its existing lending relationship with Franklin Credit Management Corporation (Franklin).

Franklin’s primary business is to acquire, service, and resolve seasoned performing, re-performing, and nonperforming first- and second-priority lien residential mortgage loans and real estate assets. Through its wholly-owned subsidiary, Tribeca Lending Corp. (Tribeca), Franklin also originates non-prime mortgage loans for their own portfolio. Tribeca currently accounts for approximately 25% of Franklin’s business activities. As of June 30, 2007, the date of Franklin’s last public financial reporting, its total debt was $1.9 billion.

Prior to its acquisition in 2007, Sky Financial Group Inc. (Sky Financial) had been the lead lender to Franklin, who had been a customer of Sky Financial for 17 years. As a result of Huntington’s acquisition of Sky Financial, The Huntington National Bank, Huntington’s wholly owned bank subsidiary, acquired the commercial lending relationship with Franklin.

On November 16, 2007, Huntington announced that, as a result of certain actions of Franklin and related deterioration in its mortgage portfolios, Huntington’s 2007 fourth quarter results were expected to include a charge of up to $450 million pre-tax ($300 million after tax, or $0.81 per common share), to replenish and build the allowance for loan and lease losses (ALLL) in support of the Franklin relationship. On December 28, 2007, Huntington and Franklin completed a restructuring of the Franklin relationship as described below. As a result, Huntington’s 2007 fourth quarter results will include a charge of up to $424 million pre-tax ($276 million after tax, or $0.75 per common share). Below are descriptions of the prior relationship, the current restructuring, as well as its related impact on Huntington’s 2007 fourth quarter performance.

Prior Relationship Description

Prior to the current restructuring, Huntington’s primary relationship with Franklin consisted of both commercial term financing and revolving credit warehouse facilities. As of September 30, 2007, this relationship accounted for $1.5 billion of Huntington’s total commercial loans, and represented less than 5% of its total loans and leases. Approximately 16% of Huntington’s direct exposure to Franklin was participated on a non-recourse basis to other financial institutions. The term debt exposure was in the form of over 400 individually underwritten commercial loans used to fund over 30,000 individual first- and second-priority lien residential mortgages.

The collateral securing Huntington’s commercial term loans also secures other loans made under these facilities. Specifically, the collateral for term loans used to fund mortgage loans originated by Tribeca also secured Huntington’s other term loans used to fund other mortgage loans originated by Tribeca. Likewise, the collateral for term loans used to fund mortgage loans acquired by Franklin also secured Huntington’s other term loans used to fund other mortgage loans acquired by Franklin. In addition, pursuant to an exclusive lockbox arrangement, Huntington receives all payments made to Franklin and Tribeca on their individual mortgages.

As of September 30, 2007, no commercial loans to Franklin were classified as 30-day delinquent or nonperforming, and for the first nine months of 2007 there had been no net charge-offs related to these facilities. The determination of an appropriate allowance followed Huntington’s standard ALLL methodology. As such, an allowance associated with the Franklin portfolio of commercial loans was included in Huntington’s total ALLL. At September 30, 2007, the ALLL and purchase discounts associated with Franklin totaled approximately $100 million.

Restructured Relationship Description

Under terms of the new debt restructuring agreement, and a forbearance agreement that matures May 15, 2009, Franklin’s total debt outstanding as of December 31, 2007, was approximately $1.6 billion, reflecting $300 million of debt reduction. This represents debt to Franklin and Tribeca as follows:

Franklin
Facility A………………………………………………..……….$600 million
Facility B……………….…………………………………..……..319
Facility C……………….………………………………..………..125
Facility D………………………………………………..…………...2
Franklin sub-total…………………………………..……………1,046

Tribeca
Facility A……………………………………….…………….…..400
Facility B………………………………………….………………..91
Tribeca sub-total…………………………………….………….…491

Total restructured debt…………………………….…………….1,537

Debt to other financial institutions outside of restructuring…...…...89

Total Franklin debt…………………………………………….$1,626 million

The restructured six commercial loan facilities are cross-collateralized. The nature of the underlying collateral supporting the restructured commercial loans and payment handling features existing prior to the restructuring, were retained.

Of the total debt restructured of $1.5 billion, $1.3 billion represents loans from Huntington, with the remainder from another financial institution.

Financial Impact of Restructuring on Huntington’s 2007 Fourth Quarter Performance

Reflecting the restructuring, Huntington’s 2007 fourth quarter results will include a charge-off of up to $315 million, representing Huntington’s $280 million share of the $300 million debt reduction and the full charge-off of its $117 million share of the $125 million debt in the Franklin-Facility C, partially offset by the remaining purchase discount on the Franklin loans and cash received in the restructuring transaction.

Huntington will also record a specific ALLL of $111 million, or approximately 9.5%, of Huntington’s total $1.2 billion of Franklin relationship loans, excluding its charged-off $117 million share of the Franklin-Facility C. Going forward a determination of any additional ALLL to the established $111 million specific ALLL will follow Huntington’s standard ALLL methodology.

On a combined basis, the charge-offs and additional ALLL will have the impact of reducing 2007 fourth quarter income by up to $424 million pre-tax ($276 million after tax, or $0.75 per common share).

The restructuring will result in a $1.2 billion increase in non-performing assets, representing Huntington’s remaining non-charged off loans to Franklin. These loans are expected to continue to perform per terms of the restructuring and, therefore, will continue to accrue interest. Since these loans represent restructured troubled debt, these accruing loans will be included in non-performing assets as restructured loans as of December 31, 2007.

Though no assurances can be given, Huntington management expects that this restructuring and related 2007 fourth quarter financial actions address fully the current and anticipated financial performance issues associated with the Franklin relationship.

This expectation reflects a combination of factors including:
1. The modeling of very conservative performance assumptions regarding the expected losses over the life of the 30,000+ individual first- and second-priority lien residential mortgages that represent the collateral for the Franklin relationship loans, and which remain consistent with those outlined in Huntington’s November 16, 2007, conference call discussing the Franklin relationship. Specifically, using probability-of-default (PD) and loss-given-default (LGD) assumptions significantly higher than current experience including:
a. Franklin first lien mortgage loans: PD of 70%, LGD of 35%,
b. Franklin second lien mortgage loans: PD of 50%, LGD of 100%, and
c. Tribeca first lien mortgage loans: PD of 70%, LGD of 10%
2. A detailed modeling of the cash flows and embedded losses over the life of the Franklin and Tribeca mortgages, which results in interest coverage that is expected to exceed the minimum interest coverage covenant of 1.25 times.
3. The modeled results are consistent with a recent analysis conducted by an independent third party, and
4. The established specific ALLL of $111 million.

Forward-looking Statement

This document contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the impact of the Franklin Credit Mortgage Corporation performance on Huntington’s results, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) deterioration in the Franklin loans could be worse than expected due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) the nature, extent, and timing of governmental actions and reforms; and (7) extended disruption of vital infrastructure. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2006 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

January 3, 2008	By:	/s/ Donald R. Kimble

Name: Donald R. Kimble
Title: Executive Vice President and Chief Financial Officer